UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 1, 2008 (August 1, 2008)	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets.

As previously announced, on May 10, 2008 Comtech Telecommunications Corp., a Delaware corporation (“Comtech”), and Comtech TA Corp., a Delaware corporation and a subsidiary of Comtech (“Purchaser”), entered into an Agreement and Plan of Merger, dated as of May 10, 2008, as amended (the “Merger Agreement”), with Radyne Corporation, a Delaware corporation (“Radyne”), providing for the merger of Purchaser with and into Radyne.

Pursuant to the Merger Agreement, on May 22, 2008, Purchaser commenced a tender offer to purchase all of Radyne’s outstanding shares of common stock, par value $.001 per share (the “Shares”), at a purchase price of $11.50 per Share, net to the seller in cash (the “Offer Price”), without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 22, 2008 (the "Offer to Purchase") and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constituted the "Offer").

Upon the expiration of the Offer at 12:01 a.m., New York City time, on August 1, 2008, Purchaser accepted for payment approximately 17,360,213 Shares (as well as 621,221 Shares which were tendered pursuant to guaranteed delivery procedures), together representing approximately 94.4% of all outstanding Shares.

Following the acceptance for payment by Purchaser of Shares pursuant to the Offer, on August 1, 2008 (the “Effective Time”), the acquisition of Radyne by Comtech was completed by means of a “short-form” merger of Purchaser with and into Radyne (the “Merger”), with Radyne continuing its corporate existence under the name “Radyne Corporation” as the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of Comtech, in accordance with applicable provisions of Delaware law that authorize the completion of such a Merger without a vote of Radyne’s stockholders.

In the Merger, at the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than Shares held in the treasury of Radyne or owned by Comtech, Purchaser, or any subsidiary of Comtech or Purchaser), was cancelled and converted into the right to receive the Offer Price, without interest and less any applicable withholding taxes, subject to the rights of holders thereof to seek appraisal of the “fair value” of their Shares by following the procedures required by Section 262 of the Delaware General Corporation Law. The amount of consideration and source of funds used by the Purchaser to acquire Radyne’s outstanding Shares is described in Item 7 of the Purchaser’s Schedule TO and related Offer to Purchase, as amended, which description is incorporated herein by reference.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Comtech with the SEC on May 12, 2008 and as Exhibit 2.1 to the Current Report on Form 8-K filed by Comtech with the SEC on July 14, 2008 and is incorporated into this Item 2.01 in its entirety by reference.

On August 1, 2008, Comtech issued a press release, which is filed as Exhibit 99.1 hereto and incorporated by reference herein, announcing the results of the Offer and the completion of the merger of Purchaser with and into Radyne.

Item 9.01                      Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The following financial statements of Radyne are incorporated herein by reference:

•
Unaudited consolidated financial statements of Radyne as of and for the three months ended March 31, 2008 previously filed by Radyne in a Report on Form 10-Q for the quarterly period ended March 31, 2008 with the SEC on May 9, 2008; and

•
Audited consolidated financial statements of Radyne as of December 31, 2007 and 2006 previously filed by Radyne in a Report on Form 10-K for the year ended December 31, 2007 with the SEC on March 17, 2008 (as amended June 4, 2008).

(b) Pro Forma Financial Information

The pro forma financial information required by this Item 9.01(b) is not included in this initial report on Form 8-K.  The pro forma financial information will be filed by an amendment to this report within the time period specified in the instructions to Item 9.01 of Form 8-K.

(d) Exhibits.

Exhibit	Description
2.1
Agreement and Plan of Merger, dated as of May 10, 2008, by and among Radyne, Comtech, and Comtech TA Corp. (which is incorporated by reference to Exhibit 2.1 to Comtech's Current Report on Form 8-K filed with the SEC on May 12, 2008).

2.2
Amendment to Agreement and Plan of Merger, dated as of July 11, 2008, by and among Radyne, Comtech and Comtech TA Corp. (which is incorporated by reference to Exhibit 2.1 to Comtech's Current Report on Form 8-K filed with the SEC on July 14, 2008).

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
99.1	Press Release issued by Comtech, dated August 1, 2008 (which is incorporated by reference to Exhibit (a)(5)(E) to Comtech's Schedule TO filed with the SEC on May 22, 2008, as amended).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    August 1, 2008

COMTECH TELECOMMUNICATIONS CORP.

By:	/s/ Michael D. Porcelain
Name: Michael D. Porcelain
Title: Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
2.1
Agreement and Plan of Merger, dated as of May 10, 2008, by and among Radyne, Comtech, and Comtech TA Corp. (which is incorporated by reference to Exhibit 2.1 to Comtech's Current Report on Form 8-K filed with the SEC on May 12, 2008).

2.2
Amendment to Agreement and Plan of Merger, dated as of July 11, 2008, by and among Radyne, Comtech and Comtech TA Corp. (which is incorporated by reference to Exhibit 2.1 to Comtech's Current Report on Form 8-K filed with the SEC on July 14, 2008).

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
99.1	Press Release dated August 1, 2008 (which is incorporated by reference to Exhibit (a)(5)(E) to Comtech's Schedule TO filed with the SEC on May 22, 2008, as amended).